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                                                                   EXHIBIT 99.8

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

         This FIRST AMENDMENT TO RIGHTS AGREEMENT, dated December 14, 1999 (the "Amendment") to the Rights Agreement dated as of April 14, 1999 (the "Rights Agreement") is between Elite Information Group, Inc. f/k/a Broadway & Seymour, Inc. (the "Company") and Equiserve Trust Company, N.A., a national banking association (the "Rights Agent"). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Rights Agreement.

         WHEREAS, pursuant to Section 7.10 of the Merger Agreement (defined below), the Company is required to amend the Rights Agreement so that (i) none of the execution or delivery of the Merger Agreement or the Stockholders Agreement (defined below) or the making of the Offer (as defined in the Merger Agreement) or the exercise of Purchaser's (as defined in the Merger Agreement) rights under the Stockholders Agreement will cause (A) the Rights to become exercisable under the Rights Agreement, (B) Parent (as defined in the Merger Agreement) or Purchaser or any of their affiliates to be deemed an Acquiring Person or (C) the Stock Acquisition Date to occur upon any such event, (ii) none of the acceptance for payment or payment for Shares (as defined in the Merger Agreement) by Purchaser pursuant to the Offer, the consummation of the Merger (as defined in the Merger Agreement) or the exercise of Purchaser's rights under the Stockholders Agreement will cause (A) the Rights to become exercisable under the Rights Agreement or (B) Parent or Purchaser or any of their affiliates to be deemed an Acquiring Person or (C) the Stock Acquisition Date to occur upon any such event, and (iii) the Expiration Date shall occur no later than immediately prior to the purchase of Shares pursuant to the Offer; and

         WHEREAS, it is the intention of the Company that this Amendment implement the Company's obligations with respect to the Rights Agreement as stated above; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below:

         NOW, THEREFORE, the parties hereto agree as follows:

1. Amendments to Rights Agreement. The Rights Agreement is hereby amended as follows:

         a. Amendment of Section 1. Section 1(j) of the Rights Agreement is amended (1) by deleting the word "or" immediately preceding clause (iv) thereof and (2) by adding the new phrase immediately following clause
         (iv) thereof: "or (v) any Parent Party." Section 1 of the Rights Agreement is further amended by adding thereto, new subsections (z),
         (aa) and (bb) which shall read as follows:

                   "(z) "Parent Party" shall mean any of Solution 6 Holdings,
                  Limited, a New South Wales, Australia corporation, EIG Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Solution 6 Holdings, Limited and any Associates or Affiliates of Solution 6 Holdings, Limited or EIG Acquisition Corp."


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                   "(aa) "Merger Agreement" shall mean the Agreement and Plan of
                  Merger, dated as of December 14, 1999 by and between Company, Solution 6 Holdings, Limited, a New South Wales, Australia corporation, and EIG Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Solution 6 Holdings, Limited."

                  "(bb) "Stockholders Agreement" shall mean the Stockholders Agreement dated as of December 14, 1999 among Company, Solution 6 Holdings, Limited, a New South Wales, Australia corporation, EIG Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Solution 6 Holdings, Limited and certain stockholders of the Company."

b. Amendment of Section 3. Section 3 of the Rights Agreement is hereby amended by adding the following new phrase at the beginning of such section: "Except as provided in Section 35,".

c. Amendment of Section 7. Section 7 of the Rights Agreement is hereby amended by adding the following new phrase at the beginning of such
         Section: "Except as provided in Section 35,". In addition, paragraph
         (a) of Section 7 of the Rights Agreement is amended (1) by deleting the word "or" immediately preceding clause (iii) thereof, (2) by adding the following new phrase immediately following clause (iii) thereof: "or
         (iv) immediately prior to the purchase of shares of Common Stock pursuant to the Offer (as defined in the Merger Agreement)" and (3) by deleting the word "and" in the last parenthetical at the end of the sentence in Section 7(a) and adding the words "and (iv)" after "(iii)" in the parenthetical at the end of the sentence in 7(a).

d. Amendment of Section 11. Section 11 of the Rights Agreement is hereby amended by adding the following new phrase at the beginning of such section: "Except as provided in Section 35,".

e. Amendment of Section 13. Section 13 of the Rights Agreement is hereby amended by adding the following new phrase at the beginning of such section: "Except as provided in Section 35,".

f.       Addition of New Section 35. The Rights Agreement is amended by adding a
         Section 35 thereof which shall read as follows:

                  "Section 35. Exception for Merger Agreement and Transactions Contemplated Thereby. Notwithstanding any provision of this Agreement to the contrary, neither a Distribution Date, a
                  Section 11(a)(ii) Event, a Section 13 Event, nor a Stock Acquisition Date shall be deemed to have occurred, none of the Parent Parties shall be deemed to have become an Acquiring Person, and no holder of any Rights shall be entitled to exercise such Rights under Sections 3(a), 7(a), 11(a) or 13 of this Agreement, and in any such case, by reason of (a) the approval, execution and delivery of the Merger


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                  Agreement, the Stockholders Agreement, or any amendments
                  thereof approved in advance by the Board of Directors of the Company, (b) the commencement or, prior to the termination of the Merger Agreement, the consummation of any of the transactions contemplated by the Merger Agreement in accordance with the provisions of the Merger Agreement, including the Offer and the Merger (as defined in the Merger Agreement), or (c) by the consummation of any transaction contemplated by the Stockholders Agreement."

2. Effect of Amendment. This Amendment shall be deemed effective as of December 14, 1999 as if executed by both parties hereto on such date. As amended hereby, the Rights Agreement shall remain in full force and effect.

3. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant, or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

         IN WITNESS WHEREOF, the parties have executed this FIRST AMENDMENT TO RIGHTS AGREEMENT as of December 14, 1999.



                                          ELITE INFORMATION GROUP, INC.


                                          /s/ Christopher K. Poole
                                          --------------------------------------
                                          Christopher K. Poole,
                                          Chief Executive Officer


                                          EQUISERVE TRUST COMPANY


                                          /s/ Charles Rossi
                                          --------------------------------------
                                          Charles Rossi
                                          President